Exhibit 3.11

CERTIFICATE OF AMENDMENT TO
ARTICLES OF INCORPORATION
OF
PREMIER NUTRITION CORPORATION
The undersigned, David Ritterbush, hereby certifies that:
1.He is the President and Secretary of Premier Nutrition Corporation, a California corporation (the “Corporation”).
2.Article I of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:
“The name of this corporation is Premier Protein, Inc.”
3.The foregoing amendment to the Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.
4.The foregoing amendment to the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the Corporation is 100 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock.

* * * *

The undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge.
Dated: November 16, 2012

/s/ David Ritterbush
David Ritterbush
President and Secretary

CERTIFICATE OF AMENDMENT TO
ARTICLES OF INCORPORATION
OF
JOINT JUICE ACQUISITION SUB, INC.
The undersigned, David Ritterbush, hereby certifies that:
1.He is the President and Secretary of Joint Juice Acquisition Sub, Inc., a California corporation (the “Corporation”).
2.Article I of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:
“The name of this corporation is Premier Nutrition Corporation”
3.The foregoing amendment to the Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.
4.The foregoing amendment to the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the Corporation is 100 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock.

* * * *

The undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge.
Dated: October 27, 2011

/s/ David Ritterbush
David Ritterbush
President and Secretary

ARTICLES OF INCORPORATION
OF
JOINT JUICE ACQUISITION SUB, INC.

I
The name of this corporation is Joint Juice Acquisition Sub, Inc.
II
The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business or the practice of a profession, permitted to be incorporated by the California Corporations Code.
III
The name and address in the State of California of this corporation’s initial agent for service of process is:
David Ritterbush
120 Howard Street, Suite 600
San Francisco, CA 94105
IV
This corporation is authorized to issue only one class of shares of stock, to be designated Common Stock. The total number of shares of Common Stock which this corporation is authorized to issue is 1,000, par value $.001 per share.
V
The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.
VI
This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

Dated: August 30, 2011	/s/ Janet R. Johnstone
Janet R. Johnstone, Sole Incorporator